UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 13, 2016

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2016, AAR CORP. (the “Company”) announced that Michael J. Sharp, Vice President and Chief Financial Officer, is retiring from the Company, and that Timothy J. Romenesko, Vice Chairman and Chief Executive Officer of Expeditionary Services, has been appointed to replace Mr. Sharp as Chief Financial Officer effective August 1, 2016. Mr. Romenesko, who previously served as Chief Financial Officer of the Company from 1994 to 2007, will remain a director and retain the Vice Chairman title when he becomes Vice President and Chief Financial Officer, but he will give up his duties as Chief Executive Officer of the Company’s Expeditionary Services business group.

Mr. Romenesko has a severance and change in control agreement with the Company. Neither that agreement nor Mr. Romenesko’s compensation is being amended in connection with his being named Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99	AAR CORP. Press Release dated July 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016
AAR CORP.

By:
/s/ Robert J. Regan
Name: Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	AAR CORP. Press Release dated July 13, 2016.